EXHIBIT 3

lock-up agreement

Egalet Corporation
101 Lindenwood Drive
Suite 225
Malvern, PA 19355

Stifel, Nicolaus & Company, Incorporated
JMP Securities LLC
c/o Stifel, Nicolaus & Company, Incorporated
787 7th Avenue, 11th Floor
New York, New York 10019

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Egalet Corporation, a Delaware corporation (the “Company”), and the several underwriters named therein (the “Underwriters”).  As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to a Registration Statement on Form S-1, the undersigned hereby agrees that from the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) and until 180 days after the Public Offering Date, pursuant to the Underwriting Agreement (such 180 day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company or any securities of Egalet Ltd, a United Kingdom limited company (together with the Common Stock and other securities of the Company, the “Restricted Securities”) for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any of the Restricted Securities or securities convertible into or exchangeable or exercisable for any of the Restricted Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such aforementioned transaction is to be settled by delivery of the Restricted Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Stifel, Nicolaus & Company, Incorporated and JMP Securities LLC (together with Stifel, Nicolaus & Company, Incorporated, the “Representatives”), which consent may be withheld in the Representatives’ sole discretion.

If the undersigned is an officer or director of the Company or Egalet Ltd, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” shares of Common Stock that the undersigned may purchase in the proposed public offering; (ii) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of any Restricted Securities, the Representatives will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The foregoing restrictions shall not apply to (i) bona fide gifts by the undersigned, (ii) the surrender or forfeiture of Restricted Securities to the Company to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards, (iii) transfers of Restricted Securities or any security convertible into or exercisable for Restricted Securities to an immediate family member or a trust for the benefit of the undersigned or an immediate family member or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held exclusively by the undersigned and/or one or more family members of the undersigned in a transaction not involving a disposition for value, (iv) transfers of Restricted Securities or any security convertible into or exercisable for Restricted Securities upon death by will or intestate succession, (v) the exercise of any option, warrant or other right to acquire Restricted Securities, the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units or the conversion of any convertible security into Restricted Securities, (vi) securities transferred to one or more affiliates of the undersigned and distributions of securities to partners, members or stockholders of the undersigned, (vii) transactions relating to securities acquired in open market transactions after the Public Offering Date, (viii) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sales or other dispositions of Restricted Securities during the Lock-Up Period and no public announcement or filing under the Exchange Act is made by or on behalf of the undersigned or the Company regarding the establishment of such plan, and (ix) any Restricted Securities purchased by the undersigned in the offering contemplated by the Underwriting Agreement; provided that, in the case of a transfer or distribution pursuant to the preceding clauses (i), (iii), (iv), (v) or (vi), (A) each resulting transferee or recipient, as the case may be, of the Restricted Securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and  to the extent any interest in the Restricted Securities is retained by the undersigned (or such spouse or family member), such securities shall remain subject to the restrictions contained in this Agreement and (B) no public filing under Section 13 or Section 16(a) of the Exchange Act (other than a Form 5), or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer or distribution.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of the Representatives (which consent may be withheld each Representative’s sole discretion) the undersigned will not request, make any demand for or exercise any right with respect to, the registration during the Lock-Up Period of any Restricted Security or any security convertible into or exercisable or exchangeable for any Restricted Security.

Any Restricted Security received upon exercise of options granted to the undersigned will also be subject to this Agreement.

In furtherance of the foregoing, the Company and their respective transfer agents and registrars are hereby authorized to (i) decline to make any transfer of Restricted Securities if such transfer would constitute a violation or breach of this Agreement and (ii) place legends and stop transfer instructions on any such Restricted Securities owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules.  This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before (i) such time as the Representatives, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) termination of the Underwriting Agreement or (iii) on March 31, 2014, in the event the Underwriting Agreement has not been executed by that date (provided, however, that the Company may extend the March 31, 2014 date by three months with written notice to the undersigned prior thereto).

[signature page to follow]

Very truly yours, SHIONOGI LIMITED

/s/ James Robson

Name:	James Robson

Title:	Chief Financial Officer

Date:	23rd January 2014